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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                    REGISTRATION NO. 333-3100-LA

                                                   Prospectus dated Nov. 8, 1996

                            Amour Fiber Core, Inc.

Supplement to Prospectus dated November 8, 1996. The term of the offering under "Plan of Distribution" has been extended to March 30, 1998.

The date of this supplement is January 10, 1998.